Exhibit 23.2



                     CONSENT OF DELOITTE & TOUCHE LLP



We consent to the use in this Registration Statement of South Alabama Bancorporation on Form S-4 of our report dated January 26, 1996 of First Monco Bancshares and subsidiary as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995 appearing in the Joint Proxy Statement, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Joint Proxy Statement.


Deloitte & Touche LLP



Birmingham, Alabama
September 3, 1996